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                                                                    EXHIBIT 10.9


                                 PROMISSORY NOTE

$20,000.00                                                    Atlanta, Georgia
                                                                August 1, 1996


         FOR VALUE RECEIVED, PSC MANAGEMENT CORP., a Delaware corporation ("Maker") does hereby promise to pay to the order of ENT Center of Atlanta, Inc., Atlanta ENT Center for Physicians, Inc. and Atlanta-AHP, Inc., each a Georgia corporation or their successors or assigns (hereinafter, together with any subsequent holder hereof, referred to as "Holder") at 5555 Peachtree Dunwoody Road, Suite 201, Atlanta, Georgia 30342, or at such other place as the Holder may from time to time designate in writing, the principal sum of Twenty Thousand Dollars ($20,000.00), together with interest thereon, or on so much thereof as is from time to time outstanding and unpaid, from date, plus simple interest thereon at the then-current Prime Rate as adjusted daily. The "Prime Rate" is defined as the Prime Rate publicly announced as being charged by NationsBank of Georgia, N.A., or its successors, from time to time (which may not necessarily be the lowest rate charged). Interest on the Note shall accrue and shall compound on an annual basis until the maturity of the Note.

         The principal amount of this Note together with all accrued interest hereunder shall be due and payable on the earlier of: (i) June 30, 1997, or (ii) the closing of an initial public offering of the stock of Maker.

         Maker shall have the right to prepay this Note in full or in part at any time without the imposition of any prepayment fee or penalty. Any partial prepayments shall be applied first to any accrued and unpaid interest due under this Note and the balance, if any, to the outstanding principal balance of this Note.

         Time is of the essence of this Note and, in the event this Note is collected by law or through an attorney at law or under advice therefrom, Maker agrees to pay all costs of collection, including reasonable attorney's fees actually incurred.

         Maker hereby waives presentment, demand for payment and notice of nonpayment.

         This Note shall be construed in all respects and enforced according to the laws of the State of Georgia.

         Any and all notices required or permitted to be given under this Note will be sufficient if furnished in writing, sent by registered mail, in the case of Maker to 3414 Peachtree Road, 238 Monarch Plaza, Atlanta, Georgia 30326,
Attn: Gerald R. Benjamin, or in the case of Holder to 5555 Peachtree Dunwoody Road, Suite 201, Atlanta, Georgia 30342, Attention: Ramie A. Tritt, M.D.


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         IN WITNESS WHEREOF, Maker has signed this Note as of the day and year first above written.


                                 PSC MANAGEMENT CORP.



                                 By:_______________________________________
                                          President

                                 Attest: __________________________________
                                          Secretary

                                                        (CORPORATE SEAL)


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